Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178036, 333-192368, 333-204762 and 333-208073 on Form S-8 of our reports dated May 25, 2016, relating to the consolidated financial statements of InvenSense, Inc. and its subsidiaries (collectively, the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended April 3, 2016.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

May 25, 2016